Exhibit 10.27

OPTION AGREEMENT

Dated as of March 20, 2013 (the “Effective Date”)

Proprietary and Confidential

Information provided in this binding option agreement (this “Option Agreement”) is considered “Confidential Information” as defined in the Mutual Confidentiality and Non-Circumvention Agreement, dated as of October 13, 2012 (the “Confidentiality Agreement”). By receiving this Option Agreement and any other information related to the Transactions, each of SFX Entertainment, Inc. (f/k/a SFX Holding Corporation) (“SFX”) and ID&T Holding B.V. (“ID&T” and, collectively with SFX, the “Parties”) shall not disclose or use the information in any manner without the prior written consent of the other Party; except that (A) each Party is permitted to disclose or use information to the extent permitted by the Confidentiality Agreement (as if “Proposed Transaction” defined thereunder were defined to include the Transactions) and/or to the extent permitted hereunder, and (B) the Parties agree that promptly after the Effective Date the Parties shall issue a joint press release regarding the terms hereof in the form attached as Exhibit A hereto.

THE TRANSACTIONS:

By signing this Option Agreement, the Sellers hereby grant to SFX and/or one or more subsidiaries of SFX (as the case might be, the “Buyer”) an option (the “Option”) to acquire a 75% interest (the “Purchased Company Interest”) in ID&T or in another entity owning the Business (ID&T or such entity, as the case might be, the “Company”)(1), in accordance with the terms hereof. Upon the Buyer transferring the Consideration to the Sellers in accordance with the terms hereof (such transfer, the “Exercise”), the Company shall deliver the Purchased Company Interest to the Buyer.

On the Effective Date, as an option fee SFX shall (i) pay to the Sellers an amount equal to US$2,500,000 by wire transfer of immediately available funds to an account designated by Sellers, and (ii) issue 2,000,000 shares of SFX common stock, par value $0.001 per share (the “SFX Shares”)  (Clauses (i) and (ii) hereof are collectively, the “Effective Date Consideration”).

On the Effective Date, SFX shall also (i) make an advance to the Sellers in an amount equal to US$7,500,000 (the “Advance”) by wire transfer of immediately available funds to an account designated by Sellers, (ii) issue to the Sellers 2,000,000 shares of SFX common stock, par value $0.001 per share (the “NAJV Stock Consideration”), and (iii) issue to the Sellers the ID&T Warrants (as defined in that certain Binding Term Sheet dated as of October 26, 2012 among the Parties (the “NAJV Term Sheet”)).  Clauses (i), (ii) and (iii) hereof are collectively, the “NAJV Consideration” and are made pursuant to the requirements of the NAJV Term Sheet.  In addition, the parties acknowledge that the Buyer has previously paid to the Seller US$12,500,000 (the “Initial NAJV Consideration”) in cash pursuant to the terms of the NAJV Term Sheet.

•                                          “Consideration” means the total consideration to be paid by SFX in

(1)         Sellers contemplate that the Business will be owned by a New Dutch B.V. to be formed in connection with the transactions contemplated hereby, and such entity will be the “Company” hereunder.

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

order to exercise the Option, as adjusted pursuant to the bullet points below, consisting of: (a) the Effective Date Consideration; (b) US$40,000,000 in cash (the “Exercise Price”), and (c) waiver of repayment of the Advance, which at Exercise (should Exercise occur) shall be deemed to constitute additional cash consideration payable by the Buyer for the Purchased Company Interest.  Upon Exercise the NAJV Term Sheet shall be deemed amended to reflect the revised treatment of the Advance.

•                  The Consideration with respect to the Transactions will be adjusted based upon a target consolidated indebtedness amount for the Company of US$0 as of January 1, 2013.  To the extent that, as of December 31, 2012, the amount of net current assets of the Company (i) exceeded $0, the Company will distribute the excess in cash to the Sellers or the amount of such excess shall increase the Consideration payable to the Sellers, and (ii) was less than US$0, the cash portion of the Consideration payable to the Sellers shall be reduced by such amount.  Net current assets shall be calculated based on the difference between current assets and current liabilities, but including as current assets agreed upon amounts of retained earnings and shareholders’ equity to account for certain differences between Dutch and US GAAP.  Further, net current assets will be reduced for any tax obligations of the Company relating to the prior payment by Buyer of US$12,500,000 pursuant to the NAJV Term Sheet, offset by the net present value of any tax benefits reasonably expected to be realized by Buyer as a result of such payment.

•                  The Consideration will be further increased in the amount of undistributed dividends of unconsolidated subsidiaries specified by the Sellers (the “Anticipated Dividends”).  To the extent that the Company does not receive the amount of Anticipated Dividends within nine months of the Effective Date, then (A) to the extent the shortfall in Anticipated Dividends is less than US$1,000,000 such amount shall be treated as an advance by Buyer to the Sellers and repaid from 100% of distributions from the Company, and (B) to the extent the shortfall in Anticipated Dividends is US$1,000,000 or greater, the Buyer shall have the option to either (i) treat such amount as an advance consistent with clause (A), or (ii) at Sellers’ election, (x) cancel shares of SFX stock issued to Sellers as Consideration with a value equal to such shortfall (at a price per share of $10 per share) or (y) receive a cash payment from Seller in an amount equal to such shortfall.

•                                          “Business” means all of ID&T’s assets, businesses, and operations, subject to agreed treatment of the North American JV as described under “Structure” below.  Business includes (whether such interests are directly held by ID&T, or by shareholders of ID&T and relating primarily to the Business):  all equity interests of any subsidiary or equity investments; all of ID&T’s intellectual property; 100% of the interests in Q-Dance; a 50% interest in the ID&T Belgium BvBA (Tomorrowland) joint venture (it being understood that as a result of the transfer of the Business, SFX will receive 75% of the benefits and 75% of the obligations associated with such joint venture currently owned by ID&T(2)); a 50% interest in the b2s joint venture (it being understood that as a result of the transfer of the Business, SFX will receive 75% of the benefits and 75% of the obligations associated with the b2s joint venture currently owned by ID&T(3));  all equity interests of ID&T Merchandise BV; and any other asset used by ID&T or any subsidiary in the conduct of its business or any contractual right held by ID&T or any subsidiary.  The parties acknowledge and agree that satisfaction of any consent or other requirements with respect to any change of control trigger relating to the ID&T Belgium BvBA joint venture shall not be a condition to the Transactions contemplated hereby; provided, that (i) the parties shall cooperate and use their reasonable efforts to obtain any consent required or satisfy any such other requirements in connection with any such change of control trigger, and (ii) if the third party to the joint venture exercises its rights under the joint venture agreement in connection with such change of control trigger, SFX will receive its proportionate share of any consideration paid by such third party to Sellers (or any of their affiliates).  Further, the parties agree to enter into a shareholders agreement containing customary governance and transfer restrictions consistent with the terms contemplated herein with respect to b2s.  The parties acknowledge that ID&T is currently in discussions regarding certain transactions as described in Exhibit B hereto, and that the assets listed in Exhibit C hereto are not part of the Business.

•                                          “Sellers” means (i) ID&T, if the Company is not ID&T but is instead another entity owning all of the Business, or (ii) the shareholders of ID&T as of the Effective Date, if the Company is ID&T.

The transactions contemplated by this Option Agreement are herein referred to as, the “Transactions”.

M DESIGN:

In connection with the Transactions, on or prior to time of the Exercise, the Sellers shall form an entity which is expected to be named “M Design” (“M Design”). M Design will be owned by existing shareholders of ID&T (the “M Design Shareholders”).

Prior to the Exercise, (i) M Design will not conduct any operations, and (ii) the M Design Shareholders will be prohibited from transferring the interests in M-Design.

(2)         As discussed with ID&T, SFX is negotiating with the Belgian co-owners of the Tomorrowland joint venture for worldwide rights with ID&T.

(3)         As discussed with ID&T, SFX is separately negotiating to purchase the 50% interest in the b2s joint venture not held by ID&T.  Consideration is being given to having ID&T acquire that 50% interest rather than SFX should the Option be exercised.

Upon the occurrence of the Exercise, the following provisions will apply:

•                                          Duncan Stutterheim (“Stutterheim”), Wouter Tavecchio (“Tavecchio”), and certain individuals who were employed by ID&T immediately prior to the Effective Date will be employed solely by M Design (Stutterheim, Tavecchio, and such individuals, collectively with any other individuals who become employed by M Design, the “M Design Employees”); provided that Stutterheim is expected to provide services to SFX while an M Design Employee as specified in his employment agreement;

•                                          Stutterheim’s (subject to the first bullet point hereof) and Tavecchio’s employment with M Design will be for an initial term of five (the “Initial Term”) years after the date on which the Exercise occurs (the “Exercise Date”);

•                                          For so long as Stutterheim or Tavecchio is an owner of M Design, M Design, in consultation with the Co-CEO of the Company appointed by ID&T and the Chief Creative Officer of the Company (which may be the same person), will maintain exclusive creative control over festivals, events or concerts, brands, merchandise and related intellectual property (“Events”) that the Company promotes or produces, spending with respect to events (subject to the Company’s budget), and the use of brands, merchandise, intellectual property and content in connection with the promotion and production of Events.

•                                          the M Design Employees will provide such creative services, through M Design,  pursuant to a contract to be agreed by the parties (the “M Design Contract”) and for a cost equal to the operating cost of M Design, including aggregate salary and employee benefits that would otherwise be payable to M Design Employees for such services were they employed with the Company (and M Design will not charge the Company any premium or service fees with respect to costs incurred by M Design on behalf of the Company);

•                                          M Design will, for so long as the M Design Contract is in effect, not provide services to any person other than to the Company or the Company’s subsidiaries and will not otherwise engage in any business, except with the consent of Buyer and the Company for the duration of M Design’s existence;

•                                          certain key M Design Employees (including Stutterheim and Tavecchio), including those listed on Exhibit E, will be required, as a condition of employment with M Design, to enter into a non-competition agreement and non-solicitation agreement with M Design, the Company and SFX that, among other things, prohibits such M Design Employee from competing with the Company, SFX or any of SFX’s subsidiaries (the “M Design Employee Agreements”), and such non-competition and non-solicitation agreement will survive termination of employment for one year (or six months in the event of termination without cause); provided, that in the case of Stutterheim and Tavecchio such agreement will survive for the greater of (A) the term of employment and (B) the

Initial Term, plus in either case one year (or 6 months in the event of termination without cause);

•                                          all intellectual property, real property, goods or services developed by M Design (whether in connection with performing services for the Company or otherwise) are deemed to be works made for hire and will be owned solely by the Company and will be registered with appropriate governmental or other entities in the name of or at the direction of the Company, and all intellectual property, real property, goods or services developed by an M Design employee during the twelve month period post-employment termination which relate to EDM or the type of business conducted by the Company will be presumed, subject to rebuttal, to have been created as works made for hire and to be the property of the Company;

•                                          M Design will be operated with a financial plan to neither make a profit nor suffer a loss;

•                                          M Design and the Company will agree to an annual budget; the Company, Buyer, and the M Design Shareholders will enter into an agreement setting forth, among other things, the provisions in this section “M Design”;

•                                          By action of its Board, the Company may terminate the contract for breach or failure to perform.

EMPLOYMENT TERMS

At the Exercise Stutterheim or his personal holding company shall enter into an employment agreement or management agreement, as applicable, with M-Design, providing for him to serve as an employee of M-Design and to provide services to SFX as further agreed, on terms and conditions including:

1.              Term of no less than five (5) years;

2.              Salary of no less than five hundred thousand dollars ($500,000) per annum, subject to an annual increase of 3% per annum.

3.              Severance in the event of termination without cause for the longer of (x) the remaining term of the agreement or (y) one year following such termination (which amounts shall be reimbursed to M-Design by ID&T).

4.              Benefits on the same basis provided to other senior executives of SFX.

5.              All other terms and conditions shall be agreed upon between SFX and Mr. Stutterheim.

6.              The employee will be subject to a non-compete that will survive the term of employment for one year (or 6 months in the event of a termination without cause).

7.              Options (transferrable with the consent of the SFX board) to acquire 200,000 SFX shares (i) with an exercise price of $10 per share, (ii) with a term of 5 years and (iii) which shall be fully vested at Exercise.

On or prior to Exercise, Tavecchio or his personal holding company shall have entered into an employment agreement or management agreement, as applicable, with M-Design having the terms set forth on Exhibit E hereof, which shall include, without limitation, severance in the event of termination without cause for the longer of (x) the remaining term of the agreement or (y) one year following such termination (which amounts shall be reimbursed to M-Design by ID&T).

On or prior to the Exercise, the key employees of ID&T set forth on Exhibit E shall enter into employment agreements with ID&T having the terms set forth on Exhibit E, which shall include, without limitation, severance in the event of termination without cause for the longer of (x) the remaining term of the agreement or (y) one year following such termination.

COMPANY SHAREHOLDERS’ AGREEMENT:

Upon the occurrence of the Exercise, the Buyer and the Sellers (collectively, the “Company Shareholders”) shall enter into a shareholders’ agreement (the “Company Shareholders’ Agreement”) consistent with the terms hereof, that addresses, among other things, management of the Company, rights to distributions from the Company, liquidity events with respect to the Company, and provisions regarding the transferability of equity in the Company. Certain terms to be included in the Company Shareholders’ Agreement are set forth in this Option Agreement under the following sections: “Management and Operation of the Company,” “Distributions to Company Shareholders,” and “Transfers of Company Shares.”  The Buyer and the Sellers expect the Company Shareholders’ Agreement will incorporate and supersede similar terms of the NAJV Term Sheet.

MANAGEMENT AND OPERATION OF THE COMPANY:

The following provisions will apply only upon occurrence of the Exercise:

•                                          The Company’s board (the “Board”) will be composed initially of five individuals. The Buyer will be entitled to appoint one more than a majority of the Board members and the Sellers will be entitled to appoint one less than a majority of Board members.  SFX, on behalf of the Buyer, hereby designates Robert FX Sillerman , Mitchell Slater and Shelly Finkel as the Buyer’s initial designated Board members and the Sellers hereby designate Duncan Stutterheim and Ritty van Straalen as the Sellers’ initial designated Board members.

•                                          Majority board approval shall be required for the following actions:

(i)  To the extent that the Board has unanimously determined that third party debt financing of the Company is required, the Board, by majority approval shall have the right to determine the nature and terms of any such financing (whether provided by SFX or by an independent third party), provided that any such financing is on terms that are reasonably consistent with terms that would reasonably be expected to be available from a third party financing source);

(ii)                                  The approval of the gross budget (meaning the company’s overall annual spend); provided that (a) unanimous approval of the Board shall be required for approval of line items in Event budgets, and (b) the gross budget may not be decreased from the prior year’s gross budget without the unanimous consent of the Board, unless the Company’s EBITDA declined compared to the prior year, in which case the gross budget may be reasonably adjusted to reduce expenses; and

(iii) The hiring and firing of personnel; provided that unanimous approval of the Board shall be required for hiring and firing of key employees set forth on Exhibit E, Stutterheim, Tavecchio and the M Design Employees.

All other actions shall require unanimous board approval.

•                                          The following persons shall initially be the senior management of the Company, and shall be subject to the direction of the Board: Chris van Overbeeke, Marcel Elbertse, Fatih Kahyaoglu, Jeroen Jansen and Bas Meijer.

•                                          The Company will, in the course of seeking profitable operations, act to preserve and expand the existing ID&T brands and develop new brands and opportunities.

•                                          SFX shall use its reasonable efforts to avoid promoting Events which would reasonably be expected to diminish or interfere with the use of the Company brands, in particular, by virtue of the timing and location of performances.

•                                          Individuals who are currently employed by or otherwise affiliated with ID&T will be responsible for creative control of the Company, including creative control over Events that the Company promotes or produces, spending with respect to Events, and the use of brands in connection with the promotion and production of Events.

•                                          SFX will have primary responsibility and oversight of the non-Event, non-promotion aspects of the Company’s operations, including financial planning, non-Event budget, and general oversight of the Company’s operations. The Company will be managed within overall budget guidelines that are established annually by the Board as described above (the “Budget”).  If the Board is unable to agree on a Budget and until such time as the Budget is agreed, the Company shall operate on the basis of the prior year’s gross budget. Further, if the Board is unable to agree on such an allocation of the gross Budget, the Company shall operate on the basis of the prior year’s budget taking into account proportional changes in each line item therein to account for the approved change in the gross budget.

•                                          One Co-CEO and the CFO of the Company will be appointed by SFX.  Shelly Finkel (“Finkel”) will serve initially as the JV’s Co-CEO appointed by SFX.  If Finkel resigns from, is removed from, or otherwise no longer serves in his position as a Co-CEO, then SFX will be entitled to appoint a replacement Co-CEO, but only if such appointee is reasonably acceptable to ID&T.  It is agreed that ID&T may withhold such approval if the replacement Co-CEO is a competitor of ID&T, ID&T has had prior dealings with such person that were unsatisfactory to ID&T or if ID&T perceives that such person may have a conflict of interest, including due to such person’s work for another subsidiary of SFX.

•                                          One Co-CEO and the Chief Creative Officer of the JV will be appointed by ID&T, subject to SFX’s approval, which will not be withheld except where based on clear evidence of: conflict, inability to competently perform the functions of the office, criminal history or public opprobrium.

•                                          Other than with respect to ID&T employees and members of ID&T management providing services through M Design, as of the Effective Date, ID&T employees (“Retained Employees”) will continue to be employed by ID&T (or by the applicable ID&T subsidiary, as applicable) on the same terms as they were previously employed prior to the Effective Date; except that, to the extent permitted by law, instead of receiving benefits and being eligible for ID&T equity incentive plans, Retained Employees and M Design employees (as provided for in the M Design Contract) will be eligible to participate in benefit plans and equity incentive plans in which SFX’s employees are generally eligible to participate, including SFX’s stock option plan.

•                                          To the extent not financed by one or more third-party financing arrangements, SFX or one or more of SFX’s subsidiaries (other than the Company and the Company’s subsidiaries) (as the case might be, the “SFX Funding Entity”) will provide debt financing to the Company on terms approved by the Board (including reasonable market-based interest rates for such loans). If the SFX Funding Entity incurs indebtedness in connection with providing such financing, including pursuant to a credit facility to which multiple SFX entities are loan parties, then (a) the Company will enter into appropriate documentation that joins the Company as a loan party under the loan documents governing such indebtedness, to the extent necessary to guaranty as a primary obligor the portion of such indebtedness that is incurred in order to provide such financing, (b) Buyer will be permitted to pledge its interest in the Company, and (c) the Company will enter into such documentation and take such actions as are necessary to provide such guaranty.  In the event the SFX Funding Entity elects not to provide such financing, the Company may enter into third-party financing arrangements on terms approved by the Board (as described above.  In either case, the SFX Funding Entity (as applicable) and the Company shall use commercially reasonable efforts to provide that any such financing arrangement allows for yearly cash distributions of the annual profits of the Company to shareholders of the Company.

SFX BOARD OBSERVER

Commencing one week following the Effective Date, Seller will have the right to appoint and dismiss an observer to the SFX board who will have full rights to observe and participate in meetings, subject to customary restrictions relating to conflicts and privilege, including notice of meetings.  The parties agree that this right supersedes and replaces Seller’s right to appoint a board observer pursuant to the NAJV Term Sheet, and the NAJV Term Sheet shall be deemed amended to remove ID&T’s right to appoint a board observer.

DISTRIBUTIONS TO COMPANY SHAREHOLDERS:

Provisions regarding distributions (including, if the Company is a pass-through entity for tax purposes, tax distributions) will be reflected in the Company Shareholders’ Agreement.  The parties agree that after Exercise, annual profits as reported in the Company’s consolidated financial statements for the year as approved by the Board will be distributed in cash to the Company Shareholders, taking into account appropriate reserves as determined by the Board, as well as the Budget and the Company’s contractual obligations (including covenant compliance under debt facilities).

TRANSFERS OF COMPANY SHARES:

Upon the occurrence of the Effective Date, the following provisions will apply:

•                                          Restrictions on Transfers; Permitted Transfers. Each Company Shareholder shall not directly or indirectly transfer any of such Company Shareholder’s equity interests in the Company (“Company Shares”), except:

•                                           each Company Shareholder is permitted to transfer all or any portion of such Company Shares to one or more of such Company Shareholder’s subsidiaries, affiliates or family members, to other Company Shareholders, provided, that such transferee agrees to be bound by the terms of the Company Shareholders’ Agreement;

•                                           each Company Shareholder is permitted to pledge all or any portion of such Company Shares in connection with a financing;

•                                           the Sellers are permitted to transfer Company Shares to a third party, subject to a right of first refusal in favor of SFX with respect to any such transfer, if such transfer (or series of transfers) relates to at least 50% of the shares held by the Sellers collectively;

•                                           Until the third anniversary of the Effective Date, Sellers shall have a right of first refusal with respect to any proposed transfer by SFX of more than fifty percent (50%) of its interest in the Company; and

•                  The Buyer is permitted to (directly or indirectly) transfer all (but not less than all) of the Buyer’s Company Shares (i) as part of a corporate reorganization, or (ii) in connection with the sale or merger of the Buyer’s entire group.

•                                          Joinder. As a condition to becoming a holder of Company Shares, any transferee of Company Shares must agree to be bound by the terms of the Company Shareholders’ Agreement to the same extent as the transferring Company Shareholder with respect to the Company Shares so transferred.

•                                          Foreclosure on Company Shares. A bona fide pledgee of Company

                                                Shares that acquires such Company Shares in connection with a foreclosure thereon will succeed to such Company Shareholder’s economic interest, but not voting or other control rights, under the Company Shareholders’ Agreement and such foreclosure will not terminate existence of the Company.

•                                          Sellers’ Put Right. Provided that the Exercise has occurred, during the period beginning on the date that is the earlier of (i) the three-year anniversary of the Effective Date and (ii) the date on which SFX consummates a transfer of more than fifty percent (50%) of its interest in the Company, the Sellers will be entitled to collectively put (by providing notice to the Buyer during such period) all, but not less than all, of their Company Shares and interests in M-Design to the Buyer for an aggregate purchase price equal to the Company Shares Put Price as of the date when the Sellers provide the Buyer notice of their election to exercise such put right.   SFX shall provide reasonable notice of any sale triggering Sellers’ rights under this section, and Sellers shall provide reasonable notice of any exercise of such rights.

•                                           “Company Shares Put Price” means, as of a given date of determination, an amount equal to the greater of (a) 8 times Ratable LTM EBITDA as of such date and (b) $31.25 million; except that if (x) 12 times Ratable LTM EBITDA as of such date is less than $31.25 million and (y) SFX has not taken action prior to such date for the sole purpose  of causing 12 times Ratable LTM EBITDA to be less than $31.25 million, then “Company Shares Put Price” means 12 times Ratable LTM EBITDA as of such date.

•                                           “Ratable LTM EBITDA” means, as of a given date of determination, (a) 0.25 times (b) the Company’s consolidated earnings before interest, taxes, depreciation, and amortization for the 12-month period ended as of the last day of the calendar month immediately preceding the calendar month in which such date of determination is included.

The Buyer will be obligated to pay the Company Shares Put Price as soon as reasonably practicable, and in any event within one year of the date of the notice of election.  If the Buyer fails to pay the Company Shares Put Price within one year, then (i) the Buyer shall provide the Sellers with the opportunity to elect to select one brand (other than one brand specified by the Buyer) to be transferred to the Sellers (the “Seller Brand”) and (ii) the key employees set forth on Exhibit E, the M Design Employees, and the former ID&T employees (including, but not limited to, Stutterheim and Tavecchio) shall be released from their non-competition agreements with the Company.  The Company shall cause the Seller Brand (if Sellers elect to select a Brand) to be appraised and the value of the Seller Brand shall be deducted from amounts owed by Buyer pursuant to the Company Shares Put Price.  Sellers’ rights in the Seller Brand will be subject to the Company’s ability to fulfill existing contractual obligations relating to such brand; provided, that the economic benefits of such contractual obligations shall be for the benefit of Sellers.

STRUCTURE:

The Parties shall seek to structure the Transactions and the management of the Company so as to optimize tax treatment to the Parties.

The Parties shall structure the Transactions such that the joint venture between the Parties (the “North America JV”) that was created by virtue of the NAJV Term Sheet, between the Parties will be included as part of the acquisition of the Company; except that should the Exercise occur (a) the Parties shall structure the Transactions such that (i) the Buyer will have a 75% ultimate beneficial economic interest in the North America JV and the Sellers will have, in the aggregate, a 25% ultimate beneficial economic interest in the North America JV, (ii) the North America JV shall be solely managed, directly or indirectly, by the Company on terms consistent with the terms set forth in this Option Agreement (and there will be no separate board of directors) and (iii) any dividends and distributions by the North America JV to the Buyer derived from US-based events will be first and primarily taxable to the Buyer in the United States; (b) the obligation to repay the Advance shall be removed (it being understood that the amount of such Advance paid on the Effective Date shall be deemed to constitute part of the Buyers cash consideration for the Purchased Company Interests); (c) the obligation to pay license fees on the terms set forth in the NAJV Term Sheet shall modified as agreed to by the parties (it being understood that such license fees shall be payable to Newco or one or more of its subsidiaries); (d) the obligation of SFX to issue the EBITDA Warrants (as defined in the NAJV Term Sheet) shall remain in full force and effect; and (e) the provisions of the NAJV Term Sheet regarding Transfer of SFX Common Stock shall remain in full force and effect with respect to NAJV Stock Consideration.

The Parties acknowledge and agree that subject to the terms of this Option Agreement, the Definitive Agreements will harmonize the terms of the NAJV Term Sheet with the terms of this Option Agreement.  The Parties acknowledge and agree that if the Option is not Exercised, the NAJV Term Sheet shall remain in effect, but modified as specifically provided herein.

The structure of the Transactions is subject to continuing review and analysis and the Parties acknowledge that it may be necessary or appropriate to restructure the form of all or a portion of the Transactions as a result of tax, accounting, or other considerations.

US GAAP AUDIT:

ID&T shall prepare 2012 financial statements, which will include 2011 comparatives on a US GAAP basis, with respect to ID&T and the Business consistent with United States generally accepted accounting principles.  ID&T shall engage Ernst & Young (“E&Y”) as independent accountants to complete an audit of the US GAAP financial statements under United States generally accepted auditing standards (the “US Audit”) for such historical financial periods and pursuant to which E&Y will agree to complete and provide a report with respect to the US Audit as soon as practicable.

SFX’S RIGHT TO UNWIND

If the financial statements that are the subject of the US Audit are not in a form that is able to be filed with the SEC as a part of SFX’s registration statement (it being understood that receipt of a qualified audit opinion shall not, in and of itself, mean that the US Audit is not able to be so filed), then, upon notice from SFX to the Sellers, the Parties shall take such actions as are necessary unwind the Transactions and to put the Parties in their same respective positions as of immediately prior to the Effective Date as if the Transactions were void ab initio;  including that the Sellers shall be obligated to refund the Effective Date Consideration.  For avoidance of doubt, notwithstanding the refund of the Effective Date Consideration, the Sellers shall retain (i) the $7,500,000 constituting the Advance, which shall continue to constitute the ID&T Advance under and subject to the terms of the NAJV Term Sheet; (ii) the NAJV Stock Consideration, (iii) the ID&T Warrants, in each case, subject to the terms of the NAJV Term Sheet and (iv) the Initial NAJV Consideration.

If within 15 days following delivery by Sellers to Buyer of a US Audit that is in a form that is able to be filed with the SEC as part of SFX’s registration statement (a “Good Audit”), the Buyer notifies the Sellers that it has determined not to Exercise the Option (a “Non-Exercise Notice”) as provided herein: (i) the Option shall terminate, (ii) Sellers shall not be obligated to refund the Effective Date Consideration and (iii) the $7,500,000 constituting the Advance shall be deemed to constitute a break-up fee paid by the Buyer to the Sellers (and Seller shall retain said amount) for failure to Exercise the Option and shall no longer be deemed to be an advance under the NAJV Term Sheet (which shall be deemed amended to reflect such characterization).  For avoidance of doubt, under such circumstances, the Sellers shall retain (i) the NAJV Stock Consideration, (ii) the ID&T Warrants, in each case, subject to the terms of the NAJV Term Sheet and (iii) the Initial NAJV Consideration.  If the Buyer does not Exercise the Option, then the provision “Transfers of SFX Shares—Sellers’ Put Option” shall terminate and have no further force or effect.  Buyer may exercise or not exercise the Option in its sole discretion.  On or prior to the date that is 90 days after delivery of the Good Audit, SFX will pay to the Sellers US$10,000,000 in cash (and, for avoidance of doubt, such payment shall be payable regardless of whether Buyer has delivered a timely Non-Exercise Notice or has elected to Exercise the Option).

If the Buyer does not provide a Non-Exercise Notice within the 15 days following delivery of the Good Audit, the Buyer shall exercise the Option and pay the Exercise Price no later than 60 days following delivery of the Good Audit as described in “Exercise”.

Except as otherwise provided herein, the terms of the NAJV Term Sheet and the terms of the following sections of this Option Agreement will continue in force following the unwinding of the Transactions or upon Buyer’s determination not to exercise the Option: the introductory paragraph to this Option Agreement; “SFX’s Right to Unwind”; “Costs”; “Confidential Information”; “Governing Law”; “Consent to Jurisdiction and Venue”; “Counterparts”; “Amendment; Waiver; Signed Writings”; “Successors and Assigns; Parties in Interest”; and

“Construction and Interpretation.”

DUE DILIGENCE:

SFX and its representatives are entitled to conduct a business, financial, legal, tax, and accounting due diligence investigation of ID&T and the Business, as well as undertake other normal and customary due diligence procedures.  ID&T shall, and shall cause their respective representatives to, (a) make available to SFX and its representatives all information relating to ID&T and the Business reasonably requested by SFX or its representatives and (b) otherwise reasonably cooperate with SFX and its representatives in connection with the aforementioned due diligence investigation.   ID&T shall provide all necessary consents and instructions to cause its auditors, professional advisory firms and consultants to provide access to such information as SFX may request from time to time, including through telephonic and in-person diligence sessions.  SFX shall use reasonable efforts to reduce the diligence process through the use of materials previously provided by ID&T.  SFX shall provide Seller with a copy of SFX’s registration statement as currently on file with the SEC and all amendments thereto (unless publicly available), and copies of documents relating to SFX’s option plan.  Seller shall be given reasonable opportunity to review and comment on any disclosure with respect to ID&T or the transactions contemplated hereby in SFX’s registration statement, as amended.

CERTAIN OBLIGATIONS:

The Sellers shall notify SFX upon the occurrence of material events with respect to the Company promptly upon becoming aware of such events.

The Parties shall use their respective reasonable efforts to ensure that the Transactions are approved under applicable anti-trust laws (or that such laws have been determined to be inapplicable to the Transactions).

The Parties shall cooperate to obtain all necessary consents to the Transactions from governmental entities and third parties.

EXERCISE:

Unless the Buyer has delivered a timely Non-Exercise Notice, on or before the date that is 60 days after the date on which a Good Audit report is delivered to SFX (or on the next succeeding business day if such date is not a business day), the Buyer shall Exercise the Option by paying to the Sellers the unpaid Consideration (i.e., $40 million in cash, subject to adjustment as described under “The Transactions” above) to the Sellers.  Further, upon the Exercise, the $7,500,000 constituting the Advance shall be deemed to constitute additional cash consideration payable by the Buyer for the Exercise of the Option and shall no  longer be deemed to be an advance under the NAJV Term Sheet (which shall be deemed amended to reflect such characterization).  For avoidance of doubt, upon the Exercise, Sellers shall be entitled to retain the Effective Date Consideration, in which event the Effective Date Consideration will be deemed to be part of the purchase price.

DEFINITIVE DOCUMENTS:

SFX and its legal counsel shall prepare the initial draft of the definitive documents with respect to the Transactions (the “Definitive Documents”), including a management services agreement between the Company and M Design. It is expected that Definitive Documents will be prepared no later than 30 days after the Effective Date. The Parties shall use their respective reasonable efforts to enter into the Definitive Documents on terms that are consistent with

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the terms hereof.

Prior to entering into the Definitive Documents, (a) with respect to the terms hereof that apply only upon the occurrence of the Exercise, the Parties shall conduct the operations of the Company and M Design in accordance with this Option Agreement from and after the occurrence of the Exercise and (b) with respect to the other terms hereof, the Parties shall conduct the operations of the Company and M Design in accordance with this Option Agreement from and after the Effective Date.

The following provisions shall apply with respect to indemnification claims against the Sellers for breaches of representations and warranties under the Definitive Documents:

•                  Cap on liability equal to $15,375,000(4) for breaches of representations and warranties (including with respect to taxes and intellectual property); provided, that there shall be an additional $10,250,000(5) added to such amount solely for breaches of representations and warranties with respect to taxes and intellectual property.

•                  Deductible of $200,000.

•                  Survival period of 18 months, except that the fundamental representations shall survive indefinitely.

The cap and deductible shall not apply to breaches of fundamental representations or in the case of fraud.

Indemnification obligations of the Sellers shall be satisfied, first, by the return of SFX shares issued to Sellers in connection with the transactions (including the NAJV Stock Consideration), at a price per share of $10 per share.

REPRESENTATIONS, WARRANTIES AND COVENANTS:

The Sellers shall make customary representations and warranties under the Definitive Documents as of the Effective Date and as of the Exercise Date, including representations and warranties regarding organization, good standing, financial statements, authority, authorization, enforceability, title to assets, distributions of SFX stock, and representations and warranties regarding the Business, generally consistent with Exhibit D.

The Sellers shall, under the Definitive Documents, make further customary representations and warranties related to the US Audit and Business as of the Exercise Date, and shall be required to comply with customary post-Effective Date covenants, each to be as agreed to by the parties.

The Buyer shall make customary representations and warranties under the Definitive Documents as of the Effective Date and as of the Exercise Date, including with respect to the SFX shares to be issued in connection with the

(4)  Draft note: Amount equal to 15% of the aggregate consideration value of $102,500,000.

(5)  Draft note:  Amount equal to 10% of the aggregate consideration value.

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transactions.

NON-COMPETITION AND NON-SOLICITATION:

The Definitive Documents will include non-competition and non-solicitation obligations of the Sellers, to the extent such obligations are not otherwise addressed in an employment agreement between such Seller and the Company. The Definitive Documents will include non-competition and non-solicitation obligations of the Buyer.  Existing key employees of ID&T will be required to enter into non-solicitation agreements with respect to the operations and employees of the Company and the operations and employees of SFX.

ARBITRATION PROVISIONS IN DEFINITIVE DOCUMENTS:

The Definitive Documents will provide that any disputes thereunder will be resolved pursuant to Binding Arbitration. Disputes arising under this Option Agreement will be resolved pursuant to Binding Arbitration. “Binding Arbitration” means binding arbitration in New York, New York under the rules of the JAMS in which the prevailing party in any such arbitration will be entitled to such party’s reasonable attorney’s fees and costs.

TRANSFERS OF SFX SHARES:

The following provisions will apply to the SFX Shares issued as part of the Effective Date Consideration to the Sellers, and shall not alter the Sellers’ rights with respect to SFX Shares issued as part of the NAJV Consideration:

•                                          Lock-up Period. Each Seller will not transfer any SFX Shares (except to affiliates and family members) prior to the date that is the one-year anniversary of the earlier of (x) the date on which a Qualified IPO is consummated and (y) the Effective Date (such one-year period, the “Lock-up Period”). After the end of the Lock-up Period, each Seller will be permitted to sell the SFX Shares, but only if such Seller first provides SFX with notice thereof at least 5 business days prior to any such sale. “Qualified IPO” means the sale of shares pursuant to a registration statement declared effective by the United States Securities and Exchange Commission (the “SEC”) under circumstances in which the SFX common stock is accepted for listing on the NASDAQ Global Market or the New York Stock Exchange.

•                                          Registration. SFX shall use commercially reasonable efforts to register the SFX Shares for resale with the SEC and to pursue a Qualified IPO. The Sellers will enter into a customary lock-up agreement as reasonably requested by SFX’s underwriters in connection with a Qualified IPO, which shall be no more burdensome than lock-up with respect to shares of SFX common stock held by Robert Sillerman (“Sillerman”).

•                                          Sellers’ Put Option. If the Option is Exercised and a Qualified IPO is not consummated within 12 months following the Effective Date, then the Sellers’ will collectively have the right to require SFX to acquire the SFX Shares that the Sellers hold at such time for a per-SFX Share cash purchase price of US$10 (the aggregate purchase price in connection with such sale, the “SFX Shares Put Price”). SFX will be required to pay the SFX Shares Put Price as soon as SFX has the resources to do so.  This Put Option is separate from any put option under the NAJV Term Sheet relating to the NAJV Stock Consideration.

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•                                          Drag-along Rights. Until a Qualified IPO occurs, if Sillerman sells to a bona fide third party all the SFX common stock that he owns at a price per share of SFX common stock that is equal to or greater than 120% of the SFX Share Acquisition Price (as adjusted for any stock splits, corporate reorganizations, or similar events), then, at Sillerman’s option, the Sellers will be required to sell for cash or marketable securities (i.e., listed on NASDAQ Global Exchange, NYSE or a comparable European exchange), on the same terms and conditions as received by Sillerman, all the SFX Shares, to the extent held by the Sellers at such time; provided, that such marketable securities shall not exceed fifty percent (50%) of the consideration to be received by the Sellers for the SFX shares in such sale. “SFX Share Acquisition Price” means the implied price per share of the SFX Shares at the time that the Sellers acquire the SFX Shares as set forth in the Definitive Documents or the definitive documents with respect to the North American JV.

•                                          Tag-along Rights. Until a Qualified IPO occurs, if the owner of Sillerman’s SFX common stock proposes to sell to a third party more than 50% of the SFX common stock that he (directly or indirectly) owns, then the Sellers will have the right to cause that owner of Sillerman’s SFX common stock to include in such sale all the SFX Shares, to the extent held by the Sellers at such time, on the same terms and conditions as received by that owner of Sillerman’s SFX common stock.

OTHER TERMS OF DEFINITIVE DOCUMENTS:	The Definitive Documents will contain customary representations and warranties, obligations, indemnities, and other terms as are appropriate for transactions of the nature of the Transactions.

NAME:	The Company and its subsidiaries may bear the name “SFX” in conjunction with the name “ID&T”, but all business will be conducted under an ID&T trade name without reference to “SFX”.

COSTS:

Each Party shall bear all of its own expenses (including expenses of legal counsel, investment bankers, accountants, and other advisers) incurred at any time in connection with this Option Agreement, or in pursuing or consummating the Definitive Documents and the Transactions; except that SFX shall pay the cost of preparing the US GAAP Audit and U.S. GAAP reconciliation of ID&T’s historical periods to the extent required by SFX, and ID&T shall pay the cost of preparing audited Dutch GAAP financial statements.

CONFIDENTIAL INFORMATION:

All information conveyed by one Party to the other Party in connection with this Option Agreement, including the terms of this Option Agreement, is and will be deemed to be “Confidential Information” under the Confidentiality Agreement. Notwithstanding the immediately foregoing sentence or anything to the contrary herein, SFX is permitted: (a) to disclose or use Confidential Information, this Option Agreement and the terms hereof, the Definitive Documents and the terms thereof, and the Transactions (any of the foregoing, “SEC-Disclosable Information”) in and in connection with the preparation of any registration statement relating to the registration of shares of SFX’s common stock (a “Registration Statement”), to the extent such disclosure or use is required by law, and in connection with any subsequent reporting obligations relating to such

16

filing, to the extent such disclosure or use is required by law; (b) to disclose SEC-Disclosable Information to, or to use SEC-Disclosable Information in connection with corresponding with, the SEC, to the extent such disclosure or use is required by law; and (c) to disclose SEC-Disclosable Information to SFX’s representatives in connection with (i) the due diligence relating to a Registration Statement or a bank financing with respect to SFX or any of its subsidiaries, (ii) the preparation of a Registration Statement, or (iii) the preparation of any documentation relating to any such bank financing.  SFX and Buyer recognize the confidential nature and value of the Company’s creative program and development of intellectual property, and to the extent consistent with SFX’s obligations as a public company will keep such matters confidential, unless otherwise agreed by the Company’s Board.

The confidentiality restrictions set forth in the immediately foregoing paragraph are subject to the section of this Option Agreement entitled “Joint Press Release.”

JOINT PRESS RELEASE:	As discussed above, promptly after Effective Date, the Parties shall cooperate to issue a joint press release regarding the terms hereof in the form attached as Exhibit A hereto.

GOVERNING LAW:

This Option Agreement is governed by and is to be construed in accordance with the internal laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, without giving effect to principles of conflict of laws.

CONSENT TO JURISDICTION AND VENUE:

Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of, and venue in, any state or federal court located in the City of New York, State of New York for the purposes of any suit, action, or proceeding arising out of this Option Agreement, and shall commence any such suit, action, or proceeding only in such courts. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any suit, action, or proceeding arising out of this Option Agreement in such courts, and hereby irrevocably and unconditionally waives and shall not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

COUNTERPARTS:

This Option Agreement can be executed in one or more counterparts and can be delivered via facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of a Party can be seen (including via a pdf attached to an email).

AMENDMENT; WAIVER; SIGNED WRITINGS:

This Option Agreement can be amended or waived only in a writing signed by the Parties (or, in the case of a waiver, by the Party against which such waiver is to be enforced).  Emails, including emails that bear an electronic “signature block” identifying the sender, do not constitute signed writings for purposes of this paragraph.

NOTICES:

All notices, requests and other communications hereunder, to be valid, must be in writing.  Any notice, request or other communication hereunder will be deemed duly given (a) three business days after it is sent by registered or

17

certified mail, return receipt requested, postage prepaid, (b) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail), or (c) one business day following deposit with a recognized national overnight courier service for next day delivery, charges prepaid, and, in each case, addressed to the intended recipient as set forth below:

If to SFX:

430 Park Avenue

6th Floor

New York, NY 10022

Attention:  Howard Tytel

Fax:

with a copy (which shall not constitute effective notice) to:

Reed Smith LLP

599 Lexington Avenue

22nd Floor

New York, NY 10022

Attention:  Aron Izower

Fax:  (212) 521-5450

If to Sellers:

De Entree 300

1101 EE  AMSTERDAM

Attention: Chris van Overbeeke

Fax: +31 (0)20 - 851 06 99

with a copy (which shall not constitute effective notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, NY 10020

Attention: Jonathan Klein, Esq.

Fax:  (212) 884-8502

Any Party may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST:

Each Party shall not assign or delegate (or enter into any contract (whether written or oral) that would (whether with or without the passage of time, the occurrence of any event, the existence of any circumstance, or otherwise) otherwise effect the assignment or delegation of) any of such Party’s rights or obligations hereunder without the prior written consent of the other Party, and any such purported assignment without obtaining such written consent will be void. No provision hereof is intended to confer upon any person other than the Parties, their respective successors and their respective permitted assigns any

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rights or remedies hereunder.

CONSTRUCTION AND INTERPRETATION:

For the purposes of this Option Agreement, except as otherwise expressly provided herein: (a) the terms “hereof,” “herein,” “hereunder,” “hereby,” “hereto,” and “herewith” and words of similar import are to be construed to refer to this Option Agreement as a whole and not to any particular provision of this Option Agreement; and (b) the words “include,” “includes,” and “including” when used in this Option Agreement are in all cases deemed to be followed by the words “without limitation.”

[Signature page follows]

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The Parties are signing this Option Agreement as of the Effective Date.

SFX ENTERTAINMENT, INC.
(f/k/a SFX HOLDING CORPORATION)

By:	/s/ Shelly Finkel
Name: Shelly Finkel
Title: President

ID&T HOLDING B.V.

By:	/s/ W. Tavecchio
Name: W. Tavecchio
Title: Director

By:	/s/ W. Timmerman
Name: W. Timmerman
Title: Director

Signature Page to March 20, 2013 Option Agreement

Exhibit A

Press Release

(See attached)

FOR IMMEDIATE RELEASE

Media Contact for SFX:
DKC Public Relations
Ed Tagliaferri 212 981 5182 edmund_tagliaferri@dkcnews.com

SFX AGREES TO ACQUIRE ID&T,
LEADING PRODUCER OF
DANCE MUSIC EVENTS WORLDWIDE

NEW YORK - (March 21, 2013) -SFX Entertainment, Inc., the leading platform for electronic dance music events and media, announced today that it had agreed to acquire ID&T, the leading producer of dance music festivals and events worldwide. The deal follows a previously announced joint venture between SFX and ID&T, which will bring ID&T events to North America.

Under terms of the deal, SFX will assume 75 percent ownership of ID&T, as well as 75 percent control of the North American joint venture.

Based in Amsterdam, ID&T is a privately held company that has produced events in Europe and around the world for more than 20 years, welcoming every type of dance music fan to indoor and outdoor events,

Among the brands in the ID&T family are Sensation and Mysteryland. Sensation is the leading indoor house music brand, with events in 20 countries around the world. Mysteryland hosts 60,000 visitors in the Netherlands, 25,000 visitors in Santiago de Chile and will further expand worldwide the next few years.

“This is a hugely significant and strategically important acquisition for SFX,” said Robert F.X. Sillerman, Chairman and CEO of SFX Entertainment. “With ID&T, SFX has an immediate global footprint in more than 20 markets worldwide. ID&T productions are known for being of the highest quality and for producing maximum entertainment for their fans. Their exceptional team has developed amazing dance music brands with tremendous global reach.”

Duncan Stutterheim, CEO of ID&T, said, “We welcome becoming part of the SFX family, where we will be at the heart of the most important platform in the space. Having watched the dance music scene grow over the last 20 years, we are excited that it’s now becoming a truly global phenomenon. The cooperation with SFX in our North American joint venture works perfectly. With this extended deal, we hope to take the ID&T brands we have launched to new global heights.”

The acquisition of ID&T follows recent acquisitions by SFX of dance music brands Life In Color, Disco Donnie, Miami Marketing Group and Beatport, the leading global online destination for dance music.

About SFX Entertainment, Inc.

SFX is a leading electronic dance music platform. Established in 2012 by Robert FX Sillerman, SFX operates live events, festivals, nightclubs and digital media. Companies in the SFX portfolio include:

ID&T (Joint Venture for North America), whose brands include Sensation and Mysteryland; Beatport, the leading online destination for DJ’s and dance music fans globally; DiscoDonnie Presents, an international promoter of hundreds of dance music events, club nights and festivals; Life In Color, the leading national dance music tour; and Miami Marketing Group, the promoter of nightclub hot-spots, LIV at the Fontainebleau Miami Beach, Story and Arkadia.

###

3

Press release

Dance organiser ID&T to become part of American entertainment company SFX
Amsterdam remains creative hub

ID&T in the Netherlands, a renowned organiser of dance events and festivals, is to become part of the American company SFX Entertainment. SFX is buying 75 percent of the shares in the Dutch company. The creative heart of ID&T where the concepts for events and festivals are invented and developed will stay entirely in Dutch hands, remaining in Amsterdam under the name M-Design. This was announced by ID&T and SFX Entertainment today in Miami. ID&T expects the step to open up new possibilities for realising the company’s global ambitions.

ID&T is mainly known for events such as Sensation and Mysteryland. Established in 1992, the company is currently active in 22 countries in Europe, Asia, Australia, and North and South America. The first highly successful edition of Sensation in New York was realised in October last year. ID&T aims to play a leading role in both the North American market which is experiencing an explosive increase in the dance industry and the rest of the world. The global market for dance events is fast becoming a highly competitive arena for a number of major players. To survive in such a market and further expand ID&T’s leading role as a developer and organiser of top dance events, the company needs to join forces with one of the major players.

SFX is one of these major players. The company was re-established in 2012 by Robert F.X. Sillerman, who brought about a significant scale up in the market for popular concerts in the US and other countries with a company of the same name during the 1990s. Since restarting SFX, Sillerman and his company have enjoyed rapid expansion in the dance market. The acquisition is of significant strategic importance to SFX according to CEO Sillerman. “ID&T productions are known for being of the highest quality and for producing maximum entertainment for their fans. Their exceptional team has developed amazing dance music brands with tremendous global reach.”

ID&T director Duncan Stutterheim says his company has been working together well with SFX. “Over the past few months we have enjoyed a successful partnership within our American joint venture. This next step will see us become part of a globally active company, enhancing our ability to roll out our creative concepts on a global level.” As part of SFX, ID&T will be able to respond more flexibly to new developments, make larger investments, and benefit from more reserves with regards to personnel and organisation. In this framework, the ID&T offices in Amsterdam, Sydney and New York will be expanded with offices in South America and Asia.

The current agreement guarantees both the further expansion of ID&T as a company and the involvement of all 24 existing partners. The current Board and partners in ID&T agreed to stay on for at least five more years. The total personnel database will benefit from the new agreement adds Stutterheim: “We built our brands and took our first international steps under our own steam. SFX will ensure that we can move on to the next level with great confidence in the future.”

Amsterdam, 21 March 2013.

Exhibit B

Certain Transactions

(see attached)

CURRENT/PENDING DEALS
Nov 2012 - March 2013  Name company

Name company	Deal	Financial scope	Status	Remarks	Transaction date

###	###	###	###	###	###

###	###		###	###	###

###	###	###	###	###	###

###	###	###			###

###	###	###	###	###	###

###	###	###	###	###

###	###	###	###	###

###	###		###

###	###		###	###	###

###	###	###	###

###	###	###	###	###	###

Confidential material redacted and filed separately with the Commission.

###	###		###	###	###

###	###		###		###

###	###	###	###	###	###

###	###	###	###	###	###

###	###	###	###	###	###

###	###		###		###

###	###		###		###

###	###	###	###	###	###

###	###		###

###	###		###	###	###

###	###			###

###	###	###	###		###

###	###	###		###	###

Confidential material redacted and filed separately with the Commission.

7

Exhibit C

Certain Non-Business Assets

(see attached)

Exhibit C
(Certain Non-Business Assets)

Duncan Stutterheim:

Owns house at Prinsengracht 548 A, B en C en 550A in Amsterdam

548 A partly rented to ID&T Enterprise BV via MCH Holding (= brainstorm/office)

Owns former ID&T office at Rhoneweg 54 in Amsterdam - rented to Nachtlab Foundation

DCP Holding BV - 100% owned by MCH Holding / DCP Stutterheim - owning small airplaine

Boardmember of Nachtlab Foundation

Boardmember of Studio 80 Foundation (including funding)

Boardmember of Dance4Life foundation

Boardmember of Emma Foundation

Wouter Tavecchio:

Owns Van Beekstraat 101A - rented to Q-Dance BV (=office/brainstorm/creative space)

Yossum Foundation, boardmember with Wildrik Timmerman (owns property in Italy) (including funding)

WWW Invest BV, together with WH Timmerman Beheer BV (65%/35%) activities: Building property in Italy

Boardmember Rise Foundation Boardmember Awake Foundation

ID&T shareholders:

Owns 100% in ID&T Merchandise BV, profit split agreements with management at approx. 15% (to be incorporated in ID&T Holding BV structure)

Wildrik Timmerman:

DTW Holding BV, ownership with WH Timmerman Beheer BV, Jonas Schmidt, Rogier Werver and Van Draanen Beheer BV : no activities

WWW Invest BV, owned by WH Timmerman Beheer BV together WW Tacecchio Beheer BV (35%/65%) activities: Building property in Italy

Boardmember Yossum Foundation

Boardmember Awake Foundation

Marcel Elbertse (MWA Holding BV)

Ownership of 30% in Backbone BV (pending discussion Duncan/Wouter with Marcel)

Jan Lok

Ownership 50% in B2S Holding BV

Ownership via Amazing Holding BV of 50% in B2S Real Estate BV (the B2S-office in Rotterdam). This office is rented to B2S.

Irfan van Ewijk

• entitled to 10% profitsplit on all hardcore events owned by ID&T (i.e. Thunderdome) (excluding hardcore events owned by Q Dance and B2S)

• entitled to 10% split on the merchandise turnover (excl. VAT) related to all hardcore events owned by ID&T (i.e. Thunderdome) (excluding merchandise related to hardcre events owned by Q Dance and B2S)

• entitled to 10% split on the music turnover (excl. VAT) related to all hardcore events owned by ID&T (i.e. Thunderdome) (excluding music sales related to hardcore events owned by Q Dance and B2S)

10

Exhibit D

Representations and Warranties

(see attached)

Exhibit D to Term Sheet

The Seller represents and warrants to the Buyer and the Parent as of the Effective Date as follows (and will be deemed to so represent again at the Closing):

1.1                               Organization and Standing; Authority.

(a)                                 Each of the Company, the Subsidiaries and the Seller is duly organized or formed, validly existing and, to the extent applicable in an applicable jurisdiction, in good standing under the laws of its jurisdiction of formation. The Company and the Subsidiaries have all requisite power and authority to carry on their respective businesses and activities as they are currently being conducted and to own, lease or operate their respective properties and assets as they are currently owned, leased or operated. True and complete copies of all organizational and governing documents of the Company and the Subsidiaries, including all amendments thereto, have previously been made available to the Parent and the Buyer. Each of the Company, the Subsidiaries and the Seller is duly qualified to do business and, to the extent applicable in an applicable jurisdiction, is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)                                 Each of the Company and the Seller has the requisite power and authority to execute and deliver-this-Agreement and all Ancillary Documents to be executed by the Company and the Seller in connection herewith, to perform the Company’s and the Seller’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to be executed by the Company and the Seller, and the consummation of the transactions contemplated by hereby and thereby, and the performance of the Company’s and the Seller’s obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate or other action on the part of the Company and the Seller, respectively. This Agreement has been duly and validly executed and delivered by the Company and the Seller and (assuming that this Agreement has been duly authorized, executed and delivered by the other Parties) constitutes the legal, valid and binding obligation of the Company and the Seller, enforceable against it in accordance with its terms, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect, or (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (collectively, the “General Enforceability Exceptions”). Each Ancillary Document that is being executed and delivered on the date hereof is (and each Ancillary Document that is to be executed and delivered at the Closing will be) duly and validly executed and delivered by the Company and the Seller and (assuming that such Ancillary Document has been duly authorized, executed and delivered by the other parties thereto) constitutes the legal, valid and binding obligation of the Company and the Seller, enforceable against it in accordance with its terms, except as limited by the General Enforceability Exceptions.

(c)                                  Neither the Company nor any of the Subsidiaries carries on its business under any names other than its own respective registered corporate name.

1.2                               Capitalization.

(a)                                 Schedule 4.2(a) sets forth a true and complete list of (i) the amount and type of the Company’s authorized capital stock or other equity interests in the Company, and (ii) the amount, type and owner of the issued and outstanding shares of such capital stock or other equity interests in the Company (the “Company Equity”). All of the Company Equity is owned free and clear of all Liens (other than restrictions on transfer under applicable securities Laws). All Company Equity has been duly authorized and validly issued pursuant to applicable Law and the organizational and governing documents of the Company. Except (i) as set forth on Schedule 4.2(b), or (ii) as contemplated by this Agreement, there are no (A) outstanding depository receipts (certificaten) issued by the Company with or without the cooperation of the Company or the Subsidiaries, (B)(I) issued and outstanding Company Equity, (II) outstanding debt interests in the Company, (III) securities convertible into, exchangeable for, or exercisable for (or any other rights that entitle a Person to acquire) any Company Equity or any debt interests in the Company, or (IV) securities—convertible into, exchangeable for, or exercisable for (or any other rights that entitle a Person to acquire) any securities referred to in the immediately foregoing clause (III), or (C) options, warrants, rights, Contracts, subscriptions, convertible securities, exchangeable securities, or Company Equity that the Company is bound to issue, repurchase, transfer, return, redeem or otherwise acquire or retire. Except (i) as set forth on Schedule 4.2(b) or (ii) as otherwise contemplated by this Agreement, there are no voting trusts, proxies, registration rights agreements or any other Contracts or understandings with respect to the voting, transfer, sale or disposition of the Company Equity.

(b)                                 The Seller is the lawful record and beneficial owner of the Purchased Interests and has good title to such Purchased Interests, free and clear of all Liens (other than transfer restrictions under federal or state securities Laws) and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto.

1.3                               Subsidiaries. Schedule 4.3(a) sets forth a true and complete list of (i) each of the subsidiaries of the Company, including the Belgium Joint Venture (the “Subsidiaries”), (ii) the jurisdiction of organization of each Subsidiary, (iii) the amount and type of each Subsidiary’s authorized capital stock or other equity interests in such Subsidiary, and (iv) the amount, type and owner of each such Subsidiary’s issued and outstanding shares of capital stock or other equity interests in such Subsidiary (the “Subsidiary Equity”). All of the Subsidiary Equity is owned free and clear of all Liens (other than restrictions on transfer under applicable securities Laws). All Subsidiary Equity has been duly authorized, validly issued and fully paid up pursuant to applicable Law and the organizational and governing documents of the applicable Subsidiary. Except as set forth on Schedule 4.3(b), there are no (A) outstanding depository receipts (certificaten) issued by any Subsidiary with or without the cooperation of the Company or the Subsidiaries, (B)(I) issued and outstanding Subsidiary Equity, (II) outstanding debt interests in any Subsidiary, (III) securities convertible into, exchangeable for, or exercisable for (or any other rights that entitle a Person to acquire) any Subsidiary Equity or any debt interests in any Subsidiary, or (IV) securities convertible into, exchangeable for, or exercisable for (or any other rights that entitle a Person to acquire) any securities referred to in the immediately foregoing clause (III), or (C) options, warrants, rights, Contracts, subscriptions, convertible securities, exchangeable securities, or Subsidiary Equity that any Subsidiary is bound to issue, repurchase, transfer, return, redeem or otherwise acquire or retire. Except (i) as set forth on Schedule 4.3(b) or (ii) as otherwise contemplated by this Agreement, there are no voting trusts, proxies, registration rights agreements or any other Contracts or understandings with respect to the voting, transfer, sale or disposition of Subsidiary Equity. Except as set forth in Schedule 4.3(c), neither the Company nor the Subsidiaries (i) has any direct or indirect ownership interest in (or any right to acquire any direct or indirect  ownership in) any Person (other than the Subsidiaries), including any joint venture, partnership or similar organization, (ii) has made any loan to, extended credit to, or owns debt of any Person, or (iii) has guaranteed the obligations of any Person or has had its obligations guaranteed by any Person.

1.4                               No Conflict; Required Filings and Consents.

(a)                                 Except as set forth on Schedule 4.4(a), neither the execution and delivery of this Agreement by the Company and the Seller (nor any Ancillary Document by the Company, any Subsidiary or the Seller), the consummation by the Company and the Seller of the transactions contemplated by this Agreement or-by any Ancillary Document to be executed by the Company, any Subsidiary or the Seller, compliance by the Company, any Subsidiary or the Seller with any of the provisions hereof or thereof, nor the performance of the Company’s, such Subsidiary’s, or the Seller’s obligations hereunder or thereunder will (with or without the giving of notice or the passage of time or both) (i) violate, conflict with, or constitute or result in a breach of any provisions of the organizational or governing documents of the Company, any of the Subsidiaries or the Seller, (ii) violate, conflict with, or constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of a Lien upon any property or assets of the Company, any of the Subsidiaries or the Seller pursuant to, any Contract to which any of them is a party or to which any of them or their respective properties or assets may be subject, or (iii) violate any Permit, Order or Law applicable to the Company, the Subsidiaries or the Seller or any of their respective properties or assets, other than (in the case of clause (ii)) such violations, breaches, conflicts or defaults that, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Company, any Subsidiary or the Seller, or to any of their respective operations.

(b)                                 Other than as set forth on Schedule 4.4(b), no Consent is required to be obtained, no notice is required to be given, and no filing is required to be made, by the Company, any of the Subsidiaries or the Seller as a result of the consummation of the transactions contemplated by this Agreement or the performance of their respective obligations hereunder, other than such Consents or filings the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Company, any Subsidiary or the Seller, or to any of their respective operations.

1.5                               Financial Statements.

(a)                                 The Company has delivered, or caused to be delivered, to the Parent and the Buyer: (i) the audited consolidated balance sheets of the Company as of December 31, 2011 and December 31, 2010, and the related audited consolidated statements of operations and cash flows for the fiscal years then ended, together with the notes thereto (the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheets of the Company as of December 31, 2012 (the “Balance Sheet Date”), and the related unaudited consolidated statements of operations and cash flows for the three-month and twelve-month periods then ended (the “Unaudited Financial Statements”, and together with the Audited Financial Statements, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with Dutch Accounting Principles.

(b)                                 The Company Financial Statements have been prepared from the books and records of the Company in accordance with Dutch Accounting Principles and fairly present the financial position, results of operations, stockholders’/members’ equity, and cash flows of the Company and the

Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated.

(c)                                  Except as set forth on Schedule 4.5(c), the Company Financial Statements (i) do not provide for any unusual or non-recurring items, (ii) contain provisions for adequate reserves to cover all Taxes (including deferred Taxes) and other Liabilities of the Company or the Subsidiaries as of the date of the Company Financial Statements, (iii) have been duly and timely filed where required in accordance with applicable Law, and (iv) reflect that the value attributed to each asset of the Company or any of the Subsidiaries does not exceed its current market value as of the date of such Company Financial Statement.

(d)                                 The Company has delivered, or caused to be delivered, to the Parent and the Buyer a comprehensive unaudited statement of income (reflecting costs, expenses, revenue and financial performance) for each significant event or festival promoted by any of the Company and the Subsidiaries in 2010, 2011 and 2012.

(e)                                  Neither the Company nor any of the Subsidiaries has issued any guarantee for the benefit of, or is otherwise generally liable for obligations of, any Person (including, for the avoidance of doubt, any Affiliate of the Seller Parties).

(f)                                   Neither the Company, the Subsidiaries, the Seller, nor any of their respective directors, officers or Employees, is aware of, or has been notified of, any complaint, allegation or claim, whether written or oral, regarding the accounting or auditing practices, procedures or methods applied by the Company, the Subsidiaries or the Seller that may materially affect the Company, any of the Subsidiaries or the Seller.

1.6                               Taxes.(1)

(a)                                 Each of the Company and the Subsidiaries has (i) been duly and timely registered for Tax purposes in its jurisdiction of formation, (ii) timely filed all Tax Returns required to be filed by it, and all such Tax Returns have been properly completed in compliance with all applicable Laws, and are true, correct and complete, and (iii) timely paid all Taxes shown to be due on any such Tax Return, and all other Taxes due and payable, except for Taxes being contested in good faith and for which adequate reserves have been established and maintained in accordance with GAAP and reflected on the Company Financial Statements.

(b)                                 The Company and the Subsidiaries have established reserves in accordance with GAAP that are adequate for the payments of all Taxes not yet due and payable or that are being contested in good faith. Since the

(1)  Subject to review by SFX tax counsel

Balance Sheet Date, neither the Company nor any of the Subsidiaries has incurred any Liability for Taxes other than in the Ordinary Course of Business.

(c)                                  Each of the Company and the Subsidiaries has timely withheld and paid over to the appropriate Taxing Authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor, holder of securities or other third party, and each of the Company and the Subsidiaries has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

(d)                                 There are no Liens relating or attributable to Taxes encumbering (and no Taxing Authority has threatened to encumber) the assets of any of the Company or the Subsidiaries, except for statutory Liens for current Taxes not yet due and payable or Liens for Taxes being contested in good faith in appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP on the Company Financial Statements. There are no Liens relating or attributable to Taxes encumbering (and no Taxing Authority has threatened to encumber) the Interests (or other equity interests) in any of the Company or the Subsidiaries.

(e)                                  There are no: (i) pending or threatened Actions by any Governmental Authority with respect to Taxes relating or attributable to any of the Company or the Subsidiaries; or (ii) deficiencies for any Tax, claim for additional Taxes, or other dispute or claim relating or attributable to any Tax Liability of any of the Company or the Subsidiaries claimed, issued or raised by any Taxing Authority that has not been properly reflected in the Company Financial Statements.

(f)                                   Neither the Company nor any of the Subsidiaries has waived any statute of limitations in respect of Taxes, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(g)                                  All records  which the Company and the Subsidiaries are required to keep for Tax purposes, are duly kept, and are available for inspection, at the offices of the Company and the Subsidiaries.

(h)                                 In the preparation of its Tax Returns, neither the Company nor any of the Subsidiaries is computing any amounts with respect to Taxes in a currency other than the lawful currency of its country of formation.

(i)                                     The Company and its Dutch resident Subsidiaries have duly formed a fiscal unity within the meaning of Article 15 of the Dutch Corporate Income Tax Act 1969.

(j)                                    Except as set forth on Schedule 4.6(j), neither the Company nor any of the Subsidiaries has been involved in any tainted transaction within the meaning of Article 15ai of the Dutch Corporate Income Tax Act 1969.

(k)                                 Neither the Company nor any of the Subsidiaries directly or indirectly holds any equity interests in any other Person that would qualify as (i) a passive participation (beleggingsdeelneming) within the meaning of Article 13 of the Dutch Corporate Income Tax Act 1969, or (ii) an investment institution (beleggingsinstelling) within the meaning of Article 28 of the Dutch Corporate Income Tax Act 1969.

(l)                                     Neither the Company nor any of the Subsidiaries has depreciated any receivables of any Affiliates (verbonden lichamen) within the meaning of Article 10a, paragraph 4 of the Dutch Corporate Income Tax Act 1969 against taxable income.

(m)                             During the current financial year and for the five (5) previous financial years preceding the date of this Agreement, neither the Company nor any of the Subsidiaries has acted as a contractor or subcontractor as defined in the Chain Liability Act (Wet Ketenaansprakelijkheid) of the Dutch Collection Act 1990 (Invorderingswet) (or other comparable provisions of Law). Consequently, neither the Company nor any of the Subsidiaries is or will become liable for any Taxes chargeable primarily to any other Person, including social security payments for contractors or subcontractors.

(n)                                 No cancellation or elimination of intercompany debt will result in any income, gain, deduction or loss to the Company.

(o)                                 Neither the Company nor any of the Subsidiaries has or has had taxable presence in any jurisdiction other than jurisdictions for which Tax Returns have been duly filed and Taxes have been duly and timely paid, and no claim has been made by a Taxing Authority in a jurisdiction where any of the Company or the Subsidiaries does not file Tax Returns and pay Taxes that any such Company or Subsidiary is or may be subject to any Tax Return filing requirements or taxation by that jurisdiction.

(p)                                 Except as set forth on Schedule 4.6(p), neither the Company nor any of the Subsidiaries has engaged in a trade or business in any country other than the country in which it was established or has (or had) a permanent establishment in any country other than the country in which it is established.

(q)                                 Since December 31, 2012, except as set forth on Section 5.6(q) of the Seller Disclosure Schedules, the Company has not made or rescinded any Tax election, changed any annual accounting period, adopted or changed any method of accounting or reversed any accruals (except as required by a change in Law or GAAP), filed any amended Tax Returns, signed or entered into any closing agreement or settlement, settled or compromised any claim or assessment of Tax liability, surrendered any right to claim a refund, offset or other reduction in liability, consented to any extension or waiver of the limitations period applicable to any claim or assessment, in each case with respect to Taxes, or acted or omitted to act where such action or omission to act could reasonably be expected to have the effect of increasing any present or future Tax liability or decreasing any present or future Tax benefit for the Company or any of the Subsidiaries or the Parent, the Buyer or their Affiliates.

1.7                               Title to Properties. Either the Company or a Subsidiary has good and valid title to (or the legal right to use) each of the properties and assets (whether real, personal, tangible or intangible) reflected in the balance sheet included in the Unaudited Financial Statements as being owned by the Company or the Subsidiaries (or that are included in the calculation of the items included in such balance sheet), or that the Company or any Subsidiary acquired after December 31, 2012, in each case free and clear of all Liens except for Permitted Liens, excluding properties and assets sold or disposed of by the Company or the Subsidiaries since the Balance Sheet Date in the Ordinary Course of Business. All of the material properties and assets owned or used by the Company or any of the Subsidiaries (i) are free of material defects, (ii) are in good operating condition, subject to ordinary wear and tear, and, (iii) subject to normal maintenance, are available for use. The Company and the Subsidiaries own, have a valid leasehold interest in, or have a valid license to use all of the material properties, assets and rights necessary to conduct their respective businesses and operations as currently conducted.

1.8                               Property. Schedule 4.8 contains a complete and accurate list of (a) all of the Real Property owned by the Company or the Subsidiaries (the “Owned Real Property”), identifying the Company or a Subsidiary, as applicable, as the owner thereof, and (b) all of the Real Property leased by the Company or the Subsidiaries (the “Leased Real Property”), identifying the Company or a Subsidiary, as applicable, as the lessee thereof. Each of the Company and each Subsidiary has fee simple title to all Owned Real Property that it is listed in Schedule 4.8 as owning, free and clear of all Liens except for Permitted Liens. The Real Property listed on Schedule 4.8 comprises all Real Property used in the conduct of the business and operations of the Company and the Subsidiaries as currently conducted. All Leased Real Property is leased or subleased pursuant to leases or subleases (collectively, the “Real Property Leases”) that are (assuming each such instrument has been duly authorized, executed and delivered by the other parties thereto) valid, binding and enforceable against the Company or its Subsidiaries, as applicable, in accordance with their respective terms, subject to General Enforceability Exceptions. The Company and its Subsidiaries, as applicable, and to the Company’s Knowledge, each of the other parties thereto, has performed in all material respects all obligations required to be performed by it under each such Real Property Lease. There are no leases, subleases, assignments, occupancy agreements or other agreements granting to any Person (other than the Company and the Subsidiaries) the right of use or occupancy of the Leased Real Property and there is no Person (other than the Company and the Subsidiaries) in possession of the Leased Real Property.

1.9                               Compliance with Laws. Except as set forth on Schedule 4.9, since December 31, 2012:

(a)                                 the Company and the Subsidiaries have been in material compliance with all material Laws and Orders applicable to their respective businesses; and

(b)                                 neither the Company nor any of its Subsidiaries has received written notification from any Governmental Authority (i) asserting that the Company or any Subsidiary is not in compliance with any Law or Order, or (ii) notifying the Company or any Subsidiary that any employee, group of employees or labor organization has asserted to any Government Authority that the Company or the Subsidiaries is not in compliance with any Law or collective bargaining agreement (or any similar agreement).

1.10                        Permits. Schedule 4.10 contains a complete list of all Permits (other than customary building occupancy permits) issued to the Company or the Subsidiaries that are currently used by the Company or the Subsidiaries in connection with their respective businesses (the “Company Permits”). Each of the Company and the Subsidiaries is in compliance in all material respects with the Company Permits, all of which (to the Company’s Knowledge) are in full force and effect. The Company Permits constitute all Permits necessary for the operation of the Company and the Subsidiaries’ respective businesses as currently conducted in all material respects. To the Company’s Knowledge, no suspension, revocation, cancellation or amendment of any Company Permit is threatened, all Company Permits have been properly issued and fully paid for and all Company Permits will not be revoked, invalidated, violated or otherwise adversely affected by the transactions contemplated by this Agreement.

1.11                        Employees.

(a)                                 Schedule 4.11(a) contains the names of all Employees of the Company and the Subsidiaries (including who have accepted offers of employment but whose employment with the Company or the Subsidiaries has yet to begin) and the particulars of such employment, including:

(i)                                     the positions held by such Employees; and

(ii)                                  the terms of their employment (including a summary of any emoluments, bonuses, material fringe benefits and descriptions of any provisions applicable in the case of termination, severance and any non-competition clauses).

(b)                                 Except as set forth on Schedule 4.11(b), (i) there are no outstanding loans, advances or guarantees by the Company or any of the Subsidiaries to or for the benefit of any Employee (or any member of an Employee’s immediate family), (ii) neither the Company nor any of the Subsidiaries has provided any financial assistance to any current, past or prospective Employee, and (iii) there are no amounts due to any Employee (or any member of an Employee’s immediate family) from the Company or any of the Subsidiaries, other than for accrued remuneration or reimbursement of reasonable business expenses incurred in the Ordinary Course of Business.

(c)                                  Except as set forth on Schedule 4.11(c), the transactions contemplated by this Agreement shall not (i) result in any Employee (or other Person) being entitled to any change of control, severance or similar payment, or (ii) entitle any Employee to treat himself or herself redundant or otherwise dismissed or released from any obligation.

(d)                                 Except as set forth on Schedule 4.11(d), neither the Company nor any of the Subsidiaries has any current obligations with respect to any severance, pension or retirement benefits, bonus, profit sharing, stock purchase or stock option plans, or company saving plans.

(e)                                  Schedule 4.11(e) contains a complete and accurate list of all pension, pre-pension and voluntary early retirement, death, disability, sickness and other similar arrangements that the Company or any of the Subsidiaries provides, or has committed to provide, to any of the Employees (collectively, “Pension Arrangements”). Except for the Pension Arrangements, neither the Company nor any of the Subsidiaries has any actual or proposed pension, pre-pension and voluntary early retirement, death or disability or similar arrangements, or made any commitments regarding any of the foregoing to any current or former Employee or their respective spouses, children, assigns or dependents, and there are no further obligations of the Company or any of the Subsidiaries arising from any Pension Arrangements that previously applied to any of the former Employees or their spouses/partners, children, assigns or dependents (“Previous Pension Arrangements”). All premiums concerning the Pension Arrangements and/or Previous Pension Arrangements (or any other similar arrangements) and all contributions with regard to health and medical-insurance have been paid on and when due or are adequately reserved for in the Company Financial Statements.

(f)                                   Neither the Company nor any Subsidiary has not received any written notice of resignation from any Key Employee, nor has any of the Company or any Subsidiary dismissed any Key Employee. [Except as provided for in the Accounts] no liability that remains to be discharged has been incurred by the Company or any of the Subsidiaries for:

(i)                                     breach of any Contract of employment with any Key Employee; or

(ii)                                  breach of any statutory employment right.

1.12                        Material Contracts. Set forth on Schedule 4.12 is a list of each of the following Contracts to which the Company or any of the Subsidiaries is a party or by which any of their respective properties or assets are bound:

(a)                                 Each partnership, joint venture or similar Contract;

(b)                                 Each Contract that (i) limits, or purports to limit, the ability of the Company or any of the Subsidiaries to compete with any Person or in any line of business or in any geographical area or during any period of time; (ii) contains any so called “most favored nation” provisions or any similar provision requiring the Company or any Subsidiary to offer a third party terms or concessions (including levels of service or content offerings) at least as favorable as offered to one or more other parties; (iii) provides for “exclusivity,” preferred treatment or any similar requirement or under which the Company or any Subsidiary is restricted with respect to distribution, licensing, marketing, co-marketing or development; or (iv) prohibits for any period of time the Company or any Subsidiary from the soliciting or hiring of employees;

(c)                                  Each collective bargaining agreement with any labor union or any other Contract with any trade union or other organization representing employees of the Company or any of the Subsidiaries, side letters, or tentative collective bargaining agreements;

(d)                                 Each Contract providing for the employment of any Person (including consultants and independent contractors) by the Company or any of the Subsidiaries that is not terminable at will by the Company or such Subsidiary, as applicable, and that provides for base compensation of more than $[   ] per annum, or providing any compensation or severance payment or benefit to the employee upon a change of control or upon a separation of employment;

(e)                                  Each Contract involving the acquisition or disposition of any Person, business enterprise or material assets, whether via stock or asset purchase or otherwise, other than sales of assets in the Ordinary Course of Business;

(f)                                   Each Contract (or group of related Contracts) providing for capital expenditures or leasehold improvements with an outstanding amount of unpaid obligations and commitments in excess of $[100,000];

(g)                                  Each Contract with respect to indebtedness for borrowed money in excess of $[     ], including letters of credit, guaranties, indentures, swaps and similar agreements;

(h)                                 Each Contract entered into by the Company or any of the Subsidiaries with any Material Supplier;

(i)                                     Each Contract between the Company and any Subsidiary, on one hand, and any director, manager, officer, equity holder or Affiliate of the Company or any Subsidiary, on the other hand;

(j)                                    Each Company Intellectual Property Agreement;

(k)                                 Each Contract pursuant to which the Company or any Subsidiary leases or subleases personal property to or from any Person providing for lease payments in excess of $[         ] per annum;

(l)                                     Each Contract with a promoter, ticketing agent/vendor or regarding an event site;

(m)                             Each Contract with any Governmental Authority;

(n)                                 Each Contract containing a power of attorney of the Company or any Subsidiary;

(o)                                 Each contract relating to the cleanup, disposal, abatement or similar action with respect to any Hazardous Material, the remediation of any existing environmental condition, or the performance of any environmental audit or study;

(p)                                 Each Contract that (A) requires the Company or any of the Subsidiaries to make payments of more than $[100,000] in any fiscal year, or (B) entitles the Company or any of the Subsidiaries to receive payments of more than $[100,000] in any fiscal year, that in each case is not terminable upon less than sixty (60) days’ prior written notice by the Company or such Subsidiary, as applicable;

(q)                                 Each Real Property Lease; and

(r)                                    Each other Contract that is material to the operation of the business of the Company or any of the Subsidiaries not otherwise disclosed pursuant to Sections 5.12(a) through (q).

True and complete copies of each Material Contract have previously been made available to the Purchaser and the Buyer. Each of the Material Contracts is in full force and effect and (assuming each such agreement has been duly authorized, executed and delivered by the other parties thereto) is a legal, valid and binding agreement of the Company or such Subsidiary, as applicable, enforceable in accordance with its terms subject only to the General Enforceability

Exceptions, and neither the Company or such Subsidiary, as applicable, nor, to the Company’s Knowledge, any other party thereto is in material breach or default thereunder. Since [    ], no party with whom the Company or the Subsidiary has entered into a Material Contract has given the Company or any Subsidiary written notice that such party intends to terminate or materially modify such Material Contract. Neither the entry into this Agreement, the consummation of the transactions contemplated hereby nor the performance by the Parties of any of their respective obligations hereunder, (x) causes or will cause any Material Contract with the Company or any of its Subsidiaries to be varied or terminated or give any supplier, customer or other business partner the right to vary or terminate any Material Contract or (y) affects or will not affect any right, claim or obligation of the Company or any of the Subsidiaries under any Material Contract.

1.13                        Legal Proceedings. Except as set forth on Schedule 4.13, there are no Actions initiated by, pending or, to the Company’s Knowledge, threatened against, the Company or any of the Subsidiaries or any of the directors, officers, employees or Affiliates of the Company or any of the Subsidiaries, in each case in their respective capacities as such. Neither the Company nor any of the Subsidiaries is subject to any unsatisfied Order that would prevent or otherwise interfere with the ability of the Parties to consummate the transactions contemplated by this Agreement.

1.14                        Intellectual Property.

(a)                                 Schedule 4.14(a) sets forth the following Company Intellectual Property: (i) Patents (and all pending applications for Patents); (ii) registered Trademarks (and applications for Trademarks) and material unregistered Trademarks; (iii) registered Copyrights (and applications for Copyrights), and (iv) Domain Names, including (x) the owner and recorded owner of each item, (y) the jurisdiction in which the item has been registered or applied for, and (z) the applicable registration or application number. All registration, renewal and maintenance fees, currently due in connection with such Company Intellectual Property have been or will be paid by the due date. The Company or one of the Subsidiaries currently is properly recorded as the owner of all Company Intellectual Property registered with any Governmental Authority. All material Company Intellectual Property is subsisting (or in the case of applications, applied for) and, to the Company’s Knowledge, is valid.

(b)                                 Either the Company or the Subsidiaries has good and valid title to the Company Intellectual Property, free and clear of all Liens, other than Permitted Liens. Except as set forth on Schedule 4.14(b), neither the Company nor any Subsidiary has granted any Person (other than the Company and the Subsidiaries) a license to use any of the Company Intellectual Property, other than licenses that arise as a matter of Law as a result of sales of products and services by the Company and the Subsidiaries.

(c)                                  The Company Intellectual Property is not the subject of any Action, and to the Company’s Knowledge, no Action is threatened against the Company or any of the Subsidiaries involving the Company Intellectual Property, including any interference, opposition, reissue, reexamination, or other proceeding in which the scope, validity, or enforceability of any Company Intellectual Property is being contested or challenged, except for office actions by the applicable Governmental Authorities in the normal course of prosecution efforts to register the Company Intellectual Property listed on Schedule 4.14(a).

(d)                                 Neither the Company nor any of the Subsidiaries is misusing any Company Intellectual Property or infringing, misappropriating, violating or otherwise adversely affecting the rights of any third party with regard to that third party’s Intellectual Property. Except as set forth on Schedule 4.14(d), (i) no Action for infringement, misappropriation or similar alleged violation is currently, or within the three (3) year period prior to the date of this Agreement was, pending against the Company or any of the Subsidiaries or against any other Person who may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company or any of the Subsidiaries with respect to such Action; and (ii) neither the Company nor any of the Subsidiaries has received any written notice, or to the Company’s Knowledge any other notice, threat or claim, within the three (3) year period prior to the date of this Agreement alleging that the Company Intellectual Property infringes, misappropriates, violates or otherwise conflicts with any Intellectual Property right of any other Person or that the Company or any of the Subsidiaries or any other Person who may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company or any of the Subsidiaries, is so doing.

(e)                                  Except as set forth on Schedule 4.14(e), to the Company’s Knowledge, no third party is infringing, misappropriating or otherwise violating any Company Intellectual Property or has, within the three (3) year period prior to the date of this Agreement, infringed, misappropriated, or otherwise violated any Company Intellectual Property.

(f)                                   The Company and the Subsidiaries have each taken all necessary actions to maintain the confidentiality of and otherwise protect and enforce its Trade Secrets, except where the failure to take such steps would not reasonably he expected to have a Material Adverse Effect.

(g)                                  The Company or one of the Subsidiaries exclusively owns and possesses, free and clear of Liens (except Permitted Liens), all right, title and interest in and to, or has valid and enforceable licenses or other contractual rights to use, all Intellectual Property used or held for use by it or necessary for the operation of their respective businesses as currently conducted. The Company Intellectual Property and Company Intellectual Property Agreements include all material Intellectual Property used or held for use in connection with the operation of the Company’s and the Subsidiaries’ respective businesses as currently conducted.

1.15                        Insurance. Schedule 4.15 sets forth a complete list of (a) all policies of insurance and bonds maintained or held by the Company and the Subsidiaries and covering the Company, the Subsidiaries and their respective businesses and assets and (b) all policies covering any concerts, festivals or events relating to the business and operations of the Company or any of the Subsidiaries (regardless of whether the Company and the Subsidiaries are listed as named insureds on such policies) (collectively, the “Insurance Policies”). The Insurance Policies are in full force and effect, and neither the Company nor any of the Subsidiaries has received written notice of cancellation of any such Insurance Policies. There is no claim pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy. The type and amount of insurance maintained by the Company and the Subsidiaries is customary and reasonable in scope for the respective businesses of the Company and the Subsidiaries as currently conducted.

1.16                        Labor.

(a)                                 Except as set forth on Schedule 4.16(a), (i) no labor union, work group, or other collective bargaining unit represents or claims to represent any of the Employees, and (ii) no Employee, group of Employees or union has threatened to or is planning to engage in a work stoppage.

(b)                                 Except as set forth on Schedule 4.16(b), none of the Seller Parties, the Company, any of the Subsidiaries, or the Seller has made any promises or commitments to any of the Employees, any works council or any trade unions regarding any future changes to the employment conditions of the Employees, other than changes expected to occur in the Ordinary Course of Business.

(c)                                  Neither the Company nor any of the Subsidiaries has, within two (2) years of the date of this Agreement, initiated any collective dismissal or entered into any social plan.

(d)                                 Schedule 4.16(d) sets forth (i) a description of the constitution of any body representing the Employees and (ii) a list and summary of any collective or workforce agreement, dismissal procedures agreement, social plan or trade union membership agreement that currently applies to the Company, the Subsidiaries or their respective Employees. There are no collective negotiations in progress with the Employees of the Company or any of the Subsidiaries or with any Governmental Authority or private organization (whether a works council, trade union or otherwise) concerning the Employees, other than in the Ordinary Course of Business or in connection with the transactions contemplated by this Agreement, and there are no redundancy programs-pending with respect to the-Employees.

1.17                        Environmental Matters. Except as set forth on Schedule 4.17:

(a)                                 the Company and the Subsidiaries are in material compliance with all Environmental Laws and have not received notice of any pending or, to the Company’s Knowledge, threatened Environmental Action relating to the Company, the Subsidiaries, or their respective operations or properties;

(b)                                 there has been no Release by the Company or any of the Subsidiaries at the currently owned or leased Real Property or, to the Company’s Knowledge, previously owned or leased Real Property, that requires cleanup or remediation by the Company or the Subsidiaries pursuant to any Environmental Law and there are no Hazardous Materials in, on, under, emanating from, or migrating from or onto any portion of any property or structure currently owned, leased, or occupied by the Company or the Subsidiaries;

(c)                                  there are no present or past environmental conditions relating to the Company or any of the Subsidiaries or relating to any Real Property now or previously owned, used, leased or operated by them or improvements thereon or Real Property previously owned, used, leased or operated by the Company or any of the Subsidiaries that could lead to any Liability of the Company or any of the Subsidiaries under any Environmental Law and neither the Company nor any of the Subsidiaries has (i) received written notice under the citizen suit provisions of any Environmental Law; (ii) received any written notice of violation, demand letter, or complaint or claim under any Environmental Law; or (iii) been subject to or, to the Company’s Knowledge, threatened with any Action by any Governmental Authority or third party Action with respect to any Environmental Law;

(d)                                 neither the Company nor any of the Subsidiaries have generated, manufactured, sold, handled, treated, recycled, stored, transported, disposed of, arranged for the disposal of, released, or placed any Hazardous Material in a manner which could reasonably be expected to give rise to material Liabilities to the Company or any of the Subsidiaries under any Environmental Laws;

(e)                                  no underground storage tanks are located at any Real Property now owned or leased by Company and Subsidiaries, and all above-ground storage tanks located on any Real Property now owned or leased by Company and Subsidiaries have been used and maintained in material compliance with all applicable Laws, and no leakage or spillage has occurred with respect to any such above-ground storage tank;

(f)                                   neither the Company nor any of the Subsidiaries have agreed to assume any actual or potential Liability under any Environmental Laws of any other Person;

(g)                                  no Lien (other than Permitted Liens) has been filed against either the personal or Real Property of the Company or any Subsidiary under any Environmental Law or any regulation promulgated thereunder or any Order issued with respect thereto; and

(h)                                 all material Permits required under any Environmental Law that are necessary for the Company’s and the Subsidiaries’ activities and operations at the Real Property (the “Environmental Permits”) are currently effective and the Company is in material compliance with the Environmental Permits.

1.18                        Conduct of Business in Ordinary Course. Except as set forth on Schedule 4.18, since December 31, 2011:

(a)                                 the Company and the Subsidiaries have conducted their respective businesses and operations in the Ordinary Course of Business (other than entering into this Agreement and the agreements being entered into in connection herewith, and performing the transactions contemplated hereby and thereby);

(b)                                 there has not been any Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have , individually or in the aggregate, a Material Adverse Effect;

(c)                                  there has not been any material casualty loss to the Company’s or any Subsidiary’s tangible assets, whether or not covered by insurance, or any material destruction of the books and records of the Company or any of the Subsidiaries; and

(d)                                 neither the Company nor any of the Subsidiaries has taken any action or omitted to take any actions which, had such actions or omissions occurred after the date of this Agreement, would have breached any of the covenants in Section [ ].

1.19                        Material Suppliers. Schedule 4.19 sets forth the top twenty-five (25) suppliers of the Company and the Subsidiaries (based on the dollar amount of purchases from such suppliers) for each of the years ended December 31, 2011 and December 31, 2012 (“Material Suppliers”) and the total amount that each such Material Supplier invoiced the Company and the Subsidiaries during the applicable periods. Except as set forth on Schedule 4.19, since December 31, 2012 (i) no Material Supplier has terminated its relationship or materially reduced its business with the Company or the Subsidiaries, nor has the Company or any of the Subsidiaries received written notice from any Material Supplier that such

Material Supplier intends to do so, and (ii) neither the Company nor any of the Subsidiaries is involved in any dispute with any Material Supplier.

1.20                        Affiliate Transactions. Except as set forth  on Schedule 4/0; there are no Contracts between the Company or the Subsidiaries, on the one hand, and any Affiliate of the Company or the Subsidiaries, on the other hand and no Affiliate is competing with the business of the Company or any Subsidiary.

1.21                        Bank Accounts. Schedule 4.21 sets forth a true and complete list of (a) the name and address of each bank or financial institution with which the Company or the Subsidiaries has an account, credit line or safe deposit box, (b) the name of each Person authorized to draw thereon or have access thereto and (c) the account number for each bank account of the Company or the Subsidiaries.

1.22                        Accounts Receivable. Except as set forth on Schedule 4.22(a), all accounts receivable of the Company and the Subsidiaries (collectively, the “Accounts Receivable”) represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Except as set forth in Schedule 4.22(b), there is no contest, claim, or right of set off under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 4.22(c) contains a complete and accurate list of all Accounts Receivable as of the Balance Sheet Date, which list sets forth the aging of such Accounts Receivable.

1.23                        No Brokers. Except for [             ], no broker, finder or similar agent has been employed by or on behalf of the Company, any Subsidiary, any Seller Party or the Seller, and no Person with which the Company or any Subsidiary has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation in connection with this Agreement or the transactions contemplated by this Agreement.

1.24                        Contracts with Governmental Authorities.

(a)                                 The Company and the Subsidiaries have complied in all material respects with the terms and conditions of all Contracts between the Company or one or more Subsidiaries, on the one hand, and a Governmental Authority, on the other hand.

(b)                                 Neither the Company, the Subsidiaries nor any officer, director, manager or employee of the Company or any Subsidiary has, within the past five (5) years, been the subject of a disbarment or suspension Action initiated by any Governmental Authority.

(c)                                  (Undisclosed Liabilities. Except as set forth on Schedule 4.25, neither the Company nor any of the Subsidiaries has any Liabilities of the type required to be reflected or reserved against in a balance sheet of the Company and the Subsidiaries prepared in accordance with GAAP except for (a) Liabilities to the extent fully reflected or reserved against in the Company Financial Statements or any notes thereto, (b) Liabilities incurred in the Ordinary Course of Business since the Balance Sheet Date, or (c) Liabilities under this Agreement and the agreements being entered into in connection herewith, and the consummation of the transactions contemplated hereby and thereby (including Liabilities for legal, accounting and other professional expenses incurred in connection with transactions contemplated hereby and thereby).

1.25                        Absence of Questionable Payments. To the Company’s Knowledge, none of the Company, the Subsidiaries, nor any of their directors, officers, agents, Employees or any other Persons acting on their behalves has, within any applicable statute of limitations period with regards thereto, directly or indirectly:

(a)                                 used any funds of the Company or any Subsidiary (i) to offer or make any political contribution or gift for any other purpose relating to any political activity that would be unlawful under applicable Law, (ii) to offer or make any payment or to provide anything of value to any official or employee of any Governmental Authority that would be unlawful under applicable Law, or (iii) to establish or maintain any unrecorded fund or account of any nature that would be unlawful under applicable Law or contrary to Dutch Accounting Principles;

(b)                                 failed to maintain the books and records of the Company and the Subsidiaries to accurately reflect the transactions, assets and Liabilities of the Company and the Subsidiaries;

(c)                                  made any payoff, influence payment, bribe, rebate, kickback or payment to any Person that would be unlawful under applicable Law;

(d)                                 made any payment to any Person, or provided any favor or anything of value (whether in the form of property or services, or in any other form) to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business in a manner in violation of applicable Law, or (ii) any other special concession in any case that is or was in violation of applicable Law; or

(e)                                  agreed, committed, offered or attempted to take any of the actions described in clauses (a) through (d) above.

1.26                        Books and Records. Except as set forth in Schedule 4.27, the books of account, minute books and other material records of the Company and the

Subsidiaries have been maintained in accordance with applicable Law, sound business practices and are true, correct and complete in all material respects.

1.27                        [Inventory.]

1.28                        Solvency.

(a)                                 The Company and the Subsidiaries are each commercially solvent and able to pay their respective debts as and when due in the Ordinary Course of Business). Neither the Company nor any of the Subsidiaries has been dissolved or is in the process of liquidation. No Action or request is pending or threatened (whether by the Company, the Subsidiaries or any other Person) to declare the Company or any of the Subsidiaries insolvent, to adjudicate bankruptcy, to grant a moratorium or a suspension of payments, or to dissolve or liquidate the Company or any of the Subsidiaries, and no facts or circumstances exits which would entitle any Person to commence any such Action in any jurisdiction.

(b)                                 Neither the Company nor any of the Subsidiaries is a party to any transaction which is capable of being set aside, stayed, reversed, avoided or affected, in whole or in part, pursuant to any bankruptcy, insolvency, or similar proceeding and no attachment on any of their respective assets has been levied.

1.29                        Information Security and Data Privacy.

(a)                                 The Company and the Subsidiaries have taken reasonable steps to safeguard the information technology systems utilized in their operation, including the implementation of procedures to ensure that such information technology systems are free from any disabling codes or instructions, timer, copy protection device, clock, counter or other limiting design or routing and any “back door,” “time bomb,” “trojan horse,” “worm,” “drop dead devices,” “virus,” or other software routines or hardware components that in each case permit unauthorized access or the unauthorized disablement or unauthorized erasure of data or other software by a third party, and to date there have been no successful unauthorized intrusions or breaches of the security of the information technology systems. The Company and the Subsidiaries have dedicated the technical, administrative, budgetary and human resources reasonably necessary for maintenance of safe information security practices and to ensure compliance with all Laws related to data security. The Company and the Subsidiaries have appropriate safeguards in place to oversee any vendors helping to safeguard the information technology systems utilized in the operation of the Company and the Subsidiaries.

(b)                                 The Company and its Subsidiaries have complied with, and are presently in compliance with, all applicable Laws and their respective policies applicable to data privacy, data security or personal information. Neither the Company nor any of the Subsidiaries have experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and the Company and the Subsidiaries are not aware of any facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data. No notice, action or assertion has been received by the Company or the Subsidiaries within the last three (3) years or has been filed, commenced or, to the Company’s Knowledge, threatened against the Company alleging any violation of any Laws relating to data security.

1.30                        [Compact Discs.

(a)                                 The Signing Compact Disc contains all of the documents and information that the Sellers or their representatives provided to the Parent and the Buyer and does not contain any documents or information that the Seller or the Seller Parties or their representatives have not provided to the Parent and the Buyer. The Signing Compact Disc contains (i) all of the material documents and material information relating to the Business and (ii) all documents and information disclosed in the Seller Disclosure Schedules or that would be required to be disclosed in one or more of the Seller Disclosure Schedules in order to make the representation to which such disclosure relates accurate.

(b)                                 The Closing Compact Disc will contain all of the documents and information that the Seller or the Seller Parties or their representatives first provided to the Parent and the Buyer after the date hereof and will not contain any documents or information that will not have been made available to the Parent and the Buyer after the date hereof through the time when the Closing Compact Disc is delivered to the Parent and the Buyer. The Closing Compact Disc will contain (i) any documents and information relating to the Business that were not contained in the Signing Compact Disc but that the Seller, the Seller Parties or their representatives should have provided to the Parent and the Buyer in order to make the representation set forth in Section 5.30(a) accurate, (ii) all material documents and material information relating to the Business that first came into the Company’s or Seller’s possession after the date hereof, and (iii) to the extent not disclosed in the Signing Compact Disc, all documents and information that would be required to be disclosed in one or more of the Seller Disclosure Schedules in order to make the representation to which such disclosure relates accurate.]

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE V: (A)  THE SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES WITH

RESPECT TO THE COMPANY AND THE SUBSIDIARIES AND EXPRESSLY DISCLAIMS  ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS  OR IMPLIED, AS TO THE CONDITION (INCLUDING THE ENVIRONMENTAL CONDITION), VALUE OR QUALITY OF THE BUSINESS OR THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES, AND (B) THE SELLER SPECIFICALLY  DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH  RESPECT TO THE ASSETS OF THE COMPANY AND THE SUBSIDIARIES, OR ANY  PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF  ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

Exhibit E

List of Key Employees

(see attached)

Exhibit E

On or prior to Exercise, Tavecchio or his personal holding company shall have entered into an employment agreement or management agreement, as applicable, with M-Design having the terms set forth on Exhibit E hereof, which shall include, without limitation, severance in the event of termination without cause for the longer of (x) the remaining term of the agreement or (y) one year following such termination (which amounts shall be reimbursed to M-Design by ID&T).

Terms shall include;

1.                                      Term of no less than five (5) years;

2.                                      Salary of no less than ### per annum, subject to an annual increase of 3% per annum.

3.                                      Severance in the event of termination without cause for the longer of (x) the remaining term of the agreement or (y) one year following such termination (which amounts shall be reimbursed to M-Design by ID&T).

4.                                      The employee will be subject to a non-compete that will survive the term of employment for one year (or 6 months in the event of a termination without cause).

Confidential material redacted and filed separately with the Commission.

Exhibit F

Employment Terms / List of Key Employees

(see attached)

ID&T

Name	Job description	Nr. of shares	% of shares	Monthly management fee (FT)		Telephone	Lease car	Travel	Contribution Health Insurance	Other payments
Shareholders
Duncan Stutterheim	ID&T Board member	11,264	38.466%	###		###	###	###	###	###

Other
Marcel Elbertse	Operational director	436	1.489%	###		###	###	###	###	###
Jan Lok	Managing Directors 825	291	0.994%	###		###	###	###	###	###
Marian Mussche	Finance Controller —dance				###	###	###		###	###
Chris van Overbeeke	CFO ID&T			###	###	###	###	###	###	###

				Monthly gross salary (FT) (per annum x 12,96)	Monthly gross salary (PT) (per annum x 12,96)
Certificateholders
Irfan van Ewik	Event Director Mysterland	533	1.820%	###	###	###	###	###	###	###
Rendert-Jan B	Finance Director Mysterland	533	1.820%	###	###	###	###	###	###	###
Eric Keijer	Event Director Sensation	533	1.503%	###	###	###	###	###	###	###
Michael Hekking	Commerce Director Sensation	440	1.503%	###	###	###	###	###	###	###
Jeroen Jansen	Creative Director ID&T	436	1.489%	###	###	###	###	###	###	###
Ritty van Straalen	Co-CEO ID&T	436	1.489%	###	###	###	###	###	###	###
Faith Kahyaoglu	Managing Director Sensation	436	1.489%	###	###	###	###	###	###	###
Bas Meijer	Managing Director Mysteryland	533	1.820%	###	###	###	###	###	###	###
Ibo Orgut	Commercial Director Q-dance	218	0.744%	###	###	###	###	###	###	###
Martin van Daalen	Commercial Director Mysteryland	218	0.744%	###	###	###	###	###	###	###
Olga Zegers	Music Director Mysteryland	218	0.744%	###	###	###	###	###	###	###
Paul Brouwer	Event Director Mysteryland	176	0.601%	###	###	###	###	###	###	###
Peter Hillebrands	Music Manager Sensation	117	0.400%	###	###	###	###	###	###	###

Other
Marian Mussche	Finance Controller Q-dance			###	###	###	###		###

M-DESIGN

Name	Job description	Nr. Of shares	% of shares	Monthly management fee (FT)	Telephone	Lease car	Travel	Contribution Health Insurance	Other payments
Shareholders
Wouter Tavecchio	Director M-Design	5,383	18.383%	###	###	###	###	###	###
Wildrik Timmerman	Director M-Design	2,982	10.183%	###	###	###	###	###	###

Confidential material redacted and filed separately with the Commission.

				Monthly gross salary (FT) (per annum x 12,96)	Monthly gross salary (PT) (per annum x 12,96)
Certificateholders
Lisca Wiebenga-Stutterheld	M-design employee	1,161	3.956%	###	###	###	###	###	###	###
Tamil van Draanen	M-design employee	1,067	3.644%	###	###	###	###	###	###	###
Rogier Werver	M-design employee	533	1.820%	###	###	###	###	###	###	###
Jonas Schmidt	M-design employee	513	1.820%	###	###	###	###	###	###	###
Sander Vermeulen	M-design employee	513	1.752%	###	###	###	###	###	###	###
Sander Blijstra	M-design employee	293	1.001%	###	###	###	###	###	###	###

	Total	29,283	100.000%

Confidential material redacted and filed separately with the Commission.